Exhibit 99.1

Adial Pharmaceuticals Receives Notice of Exercise from

Adovate for the Acquisition of Purnovate’s Assets and Business

Adial to receive potential development and commercial milestone payments of up to $83 million on the first three compounds plus 19.9% equity stake and ongoing royalties

Charlottesville, VA – May 10, 2023 – Adial Pharmaceuticals, Inc. (NASDAQ: ADIL; ADILW) (“Adial” or the “Company”) a clinical-stage biopharmaceutical company focused on developing therapies for the treatment and prevention of addiction and related disorders, today announced that Adovate, LLC (formerly known as Adenomed, LLC) (“Adovate”), has provided irrevocable notice of exercise of its previously announced option to acquire the assets and business of Purnovate, Inc., a wholly owned subsidiary of the Company, under the terms previously agreed. Adovate was recently formed by William Stilley, co-founder and former CEO of Adial, for the sole purpose of acquiring, funding and advancing Purnovate’s business. The option exercise is effective May 16, 2023.

With the notice, Adial received a non-refundable option exercise fee and upfront payment of $450,000, and, after a final acquisition agreement is signed, will receive expense reimbursement of approximately $0.9 million for Purnovate expenditures incurred and paid by Adial after December 1, 2022 through and including May 15, 2023. Any Purnovate expenses incurred on and subsequent to May 16, 2023, will become the responsibility of Adovate. In addition, the Company is entitled to receive up to approximately $11 million in development and approval milestones for each compound (up to $33 million in total development and approval milestones for the first three compounds alone), as well as a total of $50 million in additional commercial milestones, for a total consideration of up to $83 million with potential milestone payments on additional compounds. Additionally, the Company will receive a single digit royalty and receive a 19.9% equity stake in Adovate.

Cary Claiborne, President and Chief Executive Officer of Adial, stated, “We believe this is another significant milestone for Adial as it demonstrates our commitment to maximizing the value of our assets, as well as advancing our assets in the most cost-efficient way possible. By executing this agreement with Adovate, we will effectively reduce our cash burn rate, receive upfront non-dilutive capital, and maintain meaningful equity and downstream economics. In addition, this will enable us to focus exclusively on advancing AD04 which remains our top priority through potential regulatory approvals and prioritize our resources accordingly. Given recent positive developments as it relates to AD04, we believe it is an ideal time for us to sell the Purnovate assets and business in order to maximize the value of both AD04 and Purnovate for our shareholders.”

Mr. Stilley commented, “I’m proud to support Adial through this partnership and look forward to advancing Purnovate’s drug candidates to meaningful developmental milestones as we build Adovate around Purnovate’s drug development platform. These next-generation compounds have already demonstrated preclinical efficacy and are well-positioned for clinical translation, further validating our belief in their potential to address important unmet medical needs. I believe that by allocating distinct and separate resources to the Purnovate assets, we can accelerate development to important inflection points and maximize the value of these assets for both Adovate and the Adial shareholders. Moving forward my primary focus will be on Adovate and I am departing from my active management role with Adial. I will, however, continue to lend my support, and look forward to ongoing collaboration as both a significant Adial shareholder and member of the board.”

Using the Purnovate adenosine drug development platform, Adovate intends to focus on inventing and developing best-in-class adenosine receptor agonists and antagonists. The adenosine receptors have been associated with a broad range of disease classes, including pain, oncology, addiction, pulmonary, inflammation and others. Historically, the majority of adenosine compounds have been limited to a nonclinical setting due in part to inadequate solubility profiles that limit their distribution to the target tissue (bioavailability). The Purnovate technology is designed to address this limitation by delivering substantially improved biodistribution. These next-generation compounds have already demonstrated preclinical efficacy and are being advanced towards clinical studies.

The transaction was independently evaluated and unanimously approved, first by the Adial Audit Committee of the Board of Directors, and then by its full Board of Directors, with Mr. Stilley, a current board member, abstaining from the vote.

About Adial Pharmaceuticals, Inc.

Adial Pharmaceuticals is a clinical-stage biopharmaceutical company focused on the development of treatments for addictions. The Company’s lead investigational new drug product, AD04, is a genetically targeted, serotonin-3 receptor antagonist, therapeutic agent for the treatment of Alcohol Use Disorder (AUD) in heavy drinking patients and was recently investigated in the Company’s ONWARD™ pivotal Phase 3 clinical trial for the potential treatment of AUD in subjects with certain target genotypes (estimated to be approximately one-third of the AUD population) identified using the Company’s proprietary companion diagnostic genetic test. ONWARD showed promising results in reducing heavy drinking in heavy drinking patients, and no overt safety or tolerability concerns. AD04 is also believed to have the potential to treat other addictive disorders such as Opioid Use Disorder, gambling, and obesity. The Company’s Purnovate subsidiary has been also developing adenosine analogs for the treatment of pain and other disorders. Additional information is available at www.adial.com.

Forward Looking Statements

This communication contains certain "forward-looking statements" within the meaning of the U.S. federal securities laws. Such statements are based upon various facts and derived utilizing numerous important assumptions and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "projects," "estimates," "plans" and similar expressions or future or conditional verbs such as "will," "should," "would," "may" and "could" are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. The forward-looking statements include statements regarding the Company’s proposed sale of Purnovate to Adovate, LLC (formerly known as Adenomed, LLC), entering into a final acquisition agreement for the transaction pursuant to which the Company will receive $450,000 upon the exercise of the option and then be reimbursed for any Purnovate expenditures incurred and paid after December 1, 2022, the Company receiving up to approximately $11 million in development and approval milestones for each compound and a total of $50 million in additional commercial milestones, for a total consideration of up to $83 million on the first three compounds, receiving potential milestone payments on additional compounds, a single-digit royalty and a 19.9% equity stake in Adovate, maximizing the value of the Company’s assets, advancing the Company’s assets in the most cost-efficient way possible, reducing the Company’s cash burn rate and maintaining meaningful equity and downstream economics, focusing exclusively on advancing AD04 through potential regulatory approvals and prioritizing the Company’s resources accordingly, being an ideal time for the Company to sell the Purnovate assets and business in order to maximize the value of both AD04 and Purnovate for its shareholders, advancing Purnovate’s drug candidates to meaningful developmental milestones as Adovate is built around Purnovate’s drug development platform, the potential of Purnovate’s compounds to address important unmet medical needs, accelerating development to important inflection points by allocating distinct and separate resources to the Purnovate assets, , and the potential of AD04 to treat other addictive disorders such as Opioid Use Disorder, gambling, and obesity. Any forward-looking statements included herein reflect our current views, and they involve certain risks and uncertainties, including, among others, our ability to complete the sale of the assets and business of Purnovate to Adovate as planned and receive up to $83 million in development/commercial milestones and other compensation, our ability to reduce our current burn rate and extend our cash runway, our ability to implement our strategic plan for AD04 and continue discussions with potential pharmaceutical partners, Adovate’s ability to advance Purnovate’s drug candidates to meaningful developmental milestones, our ability to complete clinical trials on time and achieve desired results and benefits as expected, our ability to obtain regulatory approvals for commercialization of product candidates or to comply with ongoing regulatory requirements, regulatory limitations relating to our ability to promote or commercialize our product candidates for specific indications, acceptance of our product candidates in the marketplace and the successful development, marketing or sale of our products, our ability to maintain our license agreements, the continued maintenance and growth of our patent estate, our ability to establish and maintain collaborations, our ability to obtain or maintain the capital or grants necessary to fund our research and development activities, and our ability to retain our key employees or maintain our Nasdaq listing. These risks should not be construed as exhaustive and should be read together with the other cautionary statement included in our Annual Report on Form 10-K for the year ended December 31, 2022, subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was initially made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

Contact:

Crescendo Communications, LLC
David Waldman / Alexandra Schilt
Tel: 212-671-1021
Email: adil@crescendo-ir.com